Exhibit 99.1

                          FINANCIAL FEDERAL CORPORATION

               AMENDED AND RESTATED 2001 MANAGEMENT INCENTIVE PLAN

              (As Amended and Restated effective December 6, 2006)


1. PURPOSE AND EFFECTIVENESS OF RESTATED PLAN

The purpose of this Amended and Restated 2001 Management Incentive Plan (the "Restated Plan") is to motivate and reward the Company's Chief Executive Officer and any other selected executive officers (collectively, "Participants") for good performance by making a portion of their compensation dependent on the achievement of certain Performance Goals related to the performance of Financial Federal Corporation (the "Company") and also to further align the Participants' interests with the interests of stockholders through the issuance of Company stock. This Restated Plan is designed to ensure that the incentives awarded hereunder are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code"). Accordingly, the effectiveness of this Restated Plan is conditioned on and subject to Company stockholder approval in accordance with Code Section 162(m). The "Effective Date" for this Restated Plan will be the date of such stockholder approval. The pre-existing stockholder-approved 2001 Management Incentive Plan (the "Current Plan") will continue to be available for the issuance of incentive awards until the Effective Date (or the date of the Company's annual meeting of stockholders in 2006 (the "2006 Meeting") if earlier) and the terms of the Current Plan will also continue to govern any such outstanding awards that were issued under the Current Plan. No awards will be issued under the Restated Plan until on or after the Effective Date. In addition, no further awards will be issued under the Current Plan as of the Effective Date (or as of the date of the 2006 meeting if earlier).

2. PARTICIPANTS

The Participants in this Restated Plan shall be (i) the Chief Executive Officer of the Company and (ii) any other Company officers (within the meaning of Rule 16a-1(f) of the regulations promulgated under the Securities Exchange Act of 1934 as amended) provided, however, that such other officers must be affirmatively selected by the Committee (as defined below) to become a Participant in this Restated Plan.

3. THE COMMITTEE

Unless the Board of Directors provides otherwise, the Executive Compensation and Stock Option Committee of the Company's Board of Directors shall be the "Committee" for purposes of this Restated Plan. The Committee shall consist solely of two or more outside directors of the Company that satisfy the requirements of Code Section 162(m). Any directors on the Executive Compensation and Stock Option Committee that do not satisfy the outside director requirements of Code Section 162(m) shall not serve on the Committee with respect to any bonuses or stock granted to a Participant. The Committee shall have the sole discretion and authority to administer and interpret this Restated Plan in accordance with Code Section 162(m).

To the maximum extent permitted by applicable law, each member of the Committee, or of the Board of Directors, or any persons (including without limitation employees and officers) who are delegated by the Committee to perform administrative functions in connection with this Restated Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Restated Plan or any Restated Plan Agreement and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.


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4. AMOUNT OF BONUS

A Participant's bonus payments, if any, will be based on: (i) an individual target(s) set by the Committee in writing with respect to the Performance Period and (ii) the Performance Goal or Goals for the Performance Period. However, no bonus in excess of $3,000,000 will be paid to a Participant with respect to a Performance Period (the "Bonus Limit"). The Committee may also reduce the amount of a Participant's actual bonus in its sole discretion. This Restated Plan's "Performance Goals" may include one or more of the following: (i) return on equity (ii) earnings per share (iii) pre-tax earnings or after-tax earnings (iv) net charge-offs as a percentage of finance receivables (v) cash flow (vi) profit margin (vii) revenue (viii) operating efficiency ratio (ix) available liquidity
(x) return on assets or (xi) stock price, each with respect to the Company and/or its affiliates, as determined by the Committee in its sole discretion. A "Performance Period" shall be any period of time not exceeding 12 months, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, may permit a Participant to defer receipt of cash that would otherwise be delivered to such Participant under this Restated Plan. Any such deferral elections shall be subject to such rules and procedures as determined by the Committee in its sole discretion. The selection and adjustment of applicable Performance Goals, and the establishment of targets, shall occur in compliance with the rules of Code Section 162(m).

5. PAYMENT OF BONUS

Subject to the Committee's discretion, the payment of a bonus will generally require that a Participant be on the Company's payroll as of the date the bonus is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion. Bonus payments may be settled (i) in cash, (ii) in shares of Company common stock ("Shares") granted under Section 6 of this Restated Plan or in any combination thereof, all as determined by the Committee in its sole discretion. For avoidance of doubt, any Shares issued in settlement of a bonus shall not be counted against the Section 7 "Annual Share Limit". Such Shares may or may not be subject to vesting conditions. Shares shall be valued applying the Fair Market Value (as defined in Section 6) of a Share on the applicable date. No bonus shall be paid unless and until the Committee certifies in writing the extent to which the Performance Goal(s) applicable to a Participant have been achieved or exceeded for the applicable Performance Period. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification. The Committee may establish concurrent or overlapping Performance Periods.

6. SHARES SUBJECT TO RESTATED PLAN

The Committee may issue Shares to a Participant to satisfy the payment of bonuses under Section 5. The stock issuable under Sections 6 and 7 of this Restated Plan shall be authorized but unissued Shares or Treasury Shares. The aggregate number of Shares reserved for issuance under this Restated Plan shall not exceed 1,000,000 Shares, with such limit subject to proportionate adjustment by the Committee in the event of a subdivision of the outstanding Shares, a stock split, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a reorganization, a spin-off or a similar occurrence. The Company shall in no case be required to issue fractional Shares under this Restated Plan.

For purposes of this Restated Plan, the Fair Market Value of a Share shall mean the market price of Shares, determined by the Committee as follows:

      (i) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

      (ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

      (iii) If the Shares were traded on the New York Stock Exchange (or other stock exchange) on the date in question, then the Fair Market Value shall be equal to the closing price reported on the applicable exchange's consolidated tape or quotation system (or successor reporting system) for such date; and


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      (iv) If none of the  foregoing  provisions  is  applicable,  then the Fair
      Market Value shall be determined by the Committee in good faith applying a reasonable valuation approach as it deems appropriate.

The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

7. RESTRICTED STOCK AWARDS

In addition to the awarding of bonuses under this Restated Plan, the Committee may from time to time, in its sole discretion, award Shares subject to performance conditions ("Restricted Stock") to a Participant using the Shares available under Section 6. A Participant may not be awarded more than 200,000 Shares of Restricted Stock (subject to adjustment as described in Section 6) under this Section 7 in the aggregate in any Company fiscal year (the "Annual Share Limit"). For avoidance of doubt, the Section 4 Bonus Limit and the Section 7 Annual Share Limit are separate and independent limits that constrain only the awards granted under their respective section. Therefore, a Participant is both eligible to be awarded Shares of Restricted Stock up to the Annual Share Limit in any fiscal year and also concurrently earn and/or receive performance bonuses (that can be settled in cash and/or Shares) up to the Bonus Limit during Performance Periods occurring in the same fiscal year. Any Restricted Stock awarded may or may not be subject to time based vesting conditions as determined by the Committee in its sole discretion, however each award of Restricted Stock under this Section 7 will be subject to Restated Plan Performance Goals. The Committee must provide written certification of the extent of attainment of such Performance Goals in a manner as provided above in Section 5. The terms and conditions of each award of Restricted Stock shall be set forth in a Restricted Stock Agreement. A Participant will not have to pay the Fair Market Value of the Shares of a Restricted Stock award. A Restricted Stock Agreement may provide for accelerated vesting in the event of a Participant's death, disability or retirement or other events. A holder of Restricted Stock awarded under the Restated Plan shall have the same voting, dividend and other rights as the Company's other stockholders. Except as permitted by the Committee for the satisfaction of any tax withholding requirements, or as provided in a Restricted Stock Agreement, or as required by applicable law, any Restricted Stock granted under the Restated Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this
Section 7 shall be void. However, this Section 7 shall not preclude a holder of Restricted Stock from designating a beneficiary who will receive any outstanding Restricted Stock in the event of the holder's death, nor shall it preclude a transfer of Restricted Stock by will or by the laws of descent and distribution.

If Restricted Stock is forfeited back to the Company, then any such forfeited Shares shall be available again for issuance under the Restated Plan and shall not count toward the maximum number of Shares that may be issued under the Restated Plan as provided in Section 6.

8. AMENDMENT AND TERMINATION

The Board of Directors reserves the right to amend or terminate this Restated Plan at any time provided, however, that any such amendment or termination shall not adversely affect any outstanding Restricted Stock award or outstanding bonus opportunity without a Participant's written consent. Restated Plan amendments will require stockholder approval only to the extent required by applicable law.

9. LEGAL CONSTRUCTION

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. In the event any provision of this Restated Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Committee if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Restated Plan, and this Restated Plan shall be construed and enforced as if the illegal or invalid provision had not been included. The granting of awards under this Restated Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. This Restated Plan and all awards shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of this Restated Plan.


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